Exhibit 10.47

SOUTHPORT - GENTRIS CORPORATION

LEASE OF SECOND GENERATION SPACE IN A SINGLE STORY FLEX BUILDING

ARTICLE	DESCRIPTION

1	BASIC PROVISIONS
2	ADDITIONAL RENT
3	LANDLORD’S ADDITIONAL WORK
4	USE OF THE PROPERTY BY THE TENANT
5	REPAIRS AND MAINTENANCE BY THE TENANT
6	REPAIRS AND MAINTENANCE BY THE LANDLORD
7	COMMON AREAS
8	INSURANCE AND INDEMNITY
9	LANDLORD’S RESERVED RIGHTS
10	FINANCING AND REFINANCING
11	DESTRUCTION OR CONDEMNATION
12	DEFAULT BY TENANT AND LANDLORD’S REMEDIES
13	MISCELLANEOUS PROVISIONS
SIGNATURES
EXHIBITS

A.	DEMISED PREMISES
B.	LANDLORD’S WORK (SPACE PLAN)
C.	SPECIAL PROVISIONS
D.	TENANT ESTOPPEL CERTIFICATE
E.	ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE
F.	ACCEPTANCE OF DEMISED PREMISES MEMORANDUM

Revised: 05/27/04
06/29/04
07/06/04
07/07/04
07/09/04

LEASE AGREEMENT

NORTH CAROLINA	SINGLE STORY
WAKE COUNTY	FLEX BUILDING

THIS LEASE AGREEMENT (“Lease”), is made and entered into as of the

12rh day of June, 2004
by and between

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP
hereinafter referred to as “Landlord”

AND

GENTRIS CORPORATION

a Delaware Corporation
hereinafter referred to as “Tenant”

STATEMENT OF PURPOSES

Landlord is the owner of Southport Business Park, an office, research and development and distribution park located in the Town of Morrisville, Wake County, North Carolina (“Property”). Landlord and Tenant have agreed that Landlord shall lease to Tenant and Tenant shall lease from Landlord certain space located at 133 Southcenter Court, Suite 400, Morrisville, North Carolina 27560 and have agreed to enter into this Lease to evidence the terms and conditions of the leasing of the space by Landlord to Tenant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant hereby agree as follows:

Article 1
BASIC PROVISIONS

SECTION 1.01. - THE DEMISED PREMISES

Subject in all respects to the terms, conditions, agreements and limitations of this Lease, the Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described space, hereinafter referred to as the “Demised Premises”:

That area indicated as the Demised Premises on Exhibit A attached hereto and incorporated herein by reference, which contains approximately Ten Thousand Two Hundred and Seven (10,207) rentable square feet, herein referred to as the “Rentable Square Feet”, as measured from the centerlines of all demising and exterior walls, and which is designated as Suite 400. The Demised Premises are located in Building Five (5), Southport Business Park, herein referred to as the “Building”. The lot on which the Building is located is referred to herein as the “Lot”.

~~1.01.1 - INTERIOR HALLWAY~~ Intentionally Deleted

SECTION 1.02. - TERM OF THE LEASE

Subject in all respects to the terms, limitations, conditions and agreements contained herein, the term of this Lease (herein referred to as the “Term”) shall commence on the earlier of the date that the Tenant takes possession of any part of the Demised Premises or October 1,2004 (the “Target Completion Date”), whichever first occurs, and shall terminate (unless extended as herein provided) at 11:59 p.m. on January 31, 2010.

Landlord and Tenant agree to sign a statement in the form attached hereto as Exhibit F (the “Acceptance of Demised Premises Memorandum”) confirming the actual date on which the Term begins (herein referred to as the “Commencement Date”) as soon as it is determined.

If no Acceptance of Demised Premises Memorandum is executed by both Landlord and Tenant, the Commencement Date shall be the earlier of (i) the date on which Tenant takes possession of any part of the Demised Premises; or (ii) the Target Completion Date.

If Tenant remains in possession of the Demised Premises after the end of the Term or any renewal or extension thereof with Landlord’s consent but without a new lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month only, but otherwise subject to all the covenants, conditions, and agreements of this Lease.

SECTION 1.03. - USE OF THE DEMISED PREMISES

Subject to the general limitations of Section 4.01 and to the terms, limitations, conditions and agreements contained herein, Tenant may use the Demised Premises for the following purposes but for none other without Landlord’s prior written consent: General offices, administration, research and development, product packaging, storage and shipping for a Pharmacogenomics company.

SECTION 1.04. - RENT AND ADJUSTMENTS TO RENT

Each year during the Term of this Lease, Tenant shall pay rent (“Minimum Annual Rent”) to the Landlord in equal consecutive monthly installments (“Monthly Minimum Rent”) due on the first day of each calendar month, without demand, deduction or setoff, payable to Landlord at 101 Southcenter Court, Suite 1100, Morrisville, North Carolina 27560.

For the first year of the Term of this Lease, Tenant shall pay to Landlord Minimum Annual Rent in the amount of One Hundred Thousand Eight Hundred Forty Five and 16/100 Dollars ($100,845.16). which is calculated based on Rentable Square Feet times $9.88.

For each year after the first year of the Term of this Lease, Tenant shall pay to Landlord Minimum Annual Rent in an amount equal to 102.5% of the previous year’s Minimum Annual Rent.

The following chart sets forth the Minimum Annual Rent, the Monthly Minimum Rent, and the rental rate per rentable square foot for each year during the Term of this Lease:

	Minimum Annual Rent	Monthly Minimum Rent	Annual Rent Per Rentable Square Foot
Year 1 (10/01/04 through 9/30/05)	N/A	$8,403.76	$9.88
Year 2 (10/1/05 through 9/30/06)	$103,396.91	$8,616.41	$10.13
Year 3 (10/1/06 through 9/30/07)	$105,948.66	$8,829.06	$10.38
Year 4 (10/1/07 through 9/30/08)	$108,602.48	$9,050.21	$10.64
Year 5 (10/1/08 through 9/30/09)	$111,358.37	$9,279.86	$10.91
Partial Year (10/1/09 through 1/31/10)	N/A	$9,509.52	$11.18

If the Term commences on any day other than the first day of a calendar month, then the Tenant shall pay, on or before the Commencement Date, rent to Landlord for the initial partial month (being the period from the Commencement Date through the end of that month), equal to the Monthly Minimum Rent for the first year of the Term of this Lease, divided by thirty (30) and multiplied by the number of days remaining in the month, beginning with the Commencement Date and ending with the last day of the calendar month in which the Commencement Date occurs.

SECTION 1.05. - COST OF LIVING INCREASE Intentionally Deleted

SECTION 1.06. - RENT ABATEMENT

No Monthly Minimum Rent shall be due for the following months (the “Abatement Months”): Effective the Commencement Date of this Lease the first four (4) months of the Lease Tenant shall pay all Additional Rent (as hereafter defined) for the Abatement Months. The entire Monthly Minimum Rent otherwise due and payable for the Abatement Months shall become immediately due and payable upon the occurrence of an Event of Default by the Tenant under this Lease.

SECTION 1.07. - SECURITY DEPOSIT

In lieu of a security deposit, Tenant has delivered to Landlord a letter of credit in the amount of $114,000.00 which shall be held by Landlord as security for the performance by Tenant of each of its obligations hereunder. The requirements for the letter of credit and the terms and conditions relating to the letter of credit are more particularly set forth in Section 6 of Exhibit C attached hereto and incorporated herein by reference.

~~Tenant hereby agrees to pay to Landlord with or prior to the execution of this Lease the sum of Eight Thousand Four Hundred and Three and 76/100 DOLLARS ($8,403.76) (hereinafter referred to as the “Security Deposit”), which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. Such Security Deposit shall be held, applied and refunded in the manner and subject to the conditions hereinafter provided.~~

SECTION 1.08. - PAYMENT OF RENTS, LATE PAYMENT, NON-PAID CHECK

The covenant of Tenant to pay rents is and shall be independent of any and all other covenants of this Lease and all rents shall be payable in legal tender of the United States of America for the payment of public or private debts.

In addition to such remedies as may be provided under Article 12, Default by Tenant and Landlord’s Remedies, Landlord shall be entitled to, as further Additional Rent, a late charge of two (2%) per cent of any amount due hereunder, if not received within five (5) days of when due, and a charge of two (2%) per cent of any amount due hereunder, for any check given by Tenant not paid when first presented to the financial institution on which the check is drawn. In addition, in the event the Tenant fails to pay any amount due hereunder including, but not limited to any Monthly Minimum Rent; Additional Rent, or other monetary payment as and when provided in this Lease (which shall include a failure to pay by reason of the failure to honor any check), the Tenant shall pay to the Landlord as Additional Rent, interest daily on the unpaid amount at the annual rate of four (4%) per cent in excess of the prime interest rate from time to time in effect, by CitiBank N.A., New York, New York. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

Article 2
ADDITIONAL RENT

SECTION 2.01. - SHARE OF DIRECT EXPENSES

The Tenant agrees to pay to Landlord, as Additional Rent, each year, Tenant’s proportionate share of any Direct Expenses (as hereinafter defined) incurred by or accrued as an expense of Landlord or its agents on account of the operation or maintenance of the Building and Lot and all appurtenances thereto and including a portion of any charges attributable to Common Areas, as hereinafter defined, and an allocable portion of any and all other charges incurred by or accrued as an expense of Landlord in connection with the operation or maintenance of the Building and Lot; provided, however in the cases of expenses which benefit portions of Southport Business Park other than the Building and Lot, the portion allocated to the Building and Lot shall be based upon sound accounting principles adopted by the Landlord for the purpose of making a reasonable allocation.

Tenant’s proportionate share of the total of all Direct Expenses allocable to the Building and Lot shall be calculated by dividing the Rentable Square Feet of the Demised Premises stated at Section 1.01 hereof by an amount which is equal to the rentable square feet of the Building. It is agreed that the rentable square feet of the Building is Fifty Five Thousand Nine Hundred Forty Seven (55,947) SQUARE FEET.

Notwithstanding the foregoing, in the event the usage of any utility, equipment or other Direct Expense by Tenant shall be determined by Landlord to be disproportionate to the amount of space leased by Tenant, the Landlord reserves the right to make an allocation of such Direct Expense to Tenant based upon actual usage by Tenant, as determined by Landlord in its sole discretion. Tenant agrees to pay such specially allocated amount in the event Landlord determines such usage is disproportionate and so advises Tenant.

The term “Direct Expense” as used herein, shall include all direct costs of operation and maintenance as determined by Generally Accepted Accounting Principles (“GAAP”) and shall include without limitation the following: building supplies; ad valorem real and personal property taxes and other governmental charges; utility and service charges attributable to Common Areas or paid by Landlord; property, casualty, liability and other insurance premiums; deductibles paid in connection with any insurance policies; repairs, reserves for major repairs, maintenance and service contracts for the Building, Common Areas and all related mechanical equipment; property management charges; grounds maintenance; security; removal of snow and ice; parking maintenance and striping; landscaping; and all other similar costs and expenses.

If the State of North Carolina or any political subdivision thereof or any governmental or quasi- governmental authority having jurisdiction over the Building and Lot should specifically impose a tax, assessment, charge or fee or specifically increase a then existing tax, assessment, charge or fee, which Landlord shall be required to pay, either by way of substituting for said real estate taxes or assessed against the Building or Lot, or in addition thereto, or impose an income or franchise tax or tax on rents in substitution for a general tax levied against the Building or Lot, or an addition thereto, such taxes, assessments, charges or fees shall be deemed to constitute a real property tax hereunder to the extent said taxes are in substitution therefore or in addition thereto. A copy of tax bills or assessment bills submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Landlord’s reasonable expenditures for attorney’s fees, appraiser’s fees, consultant’s fees and other costs incurred during the Term of this Lease without regard to the tax year involved, in any efforts by Landlord to minimize ad valorem personal and real property taxes, and other governmental charges, which rights are reserved to Landlord, shall be included in the definition of ad valorem real and personal property taxes and other governmental charges for the purposes of this Section. If Landlord should receive a refund of any such taxes or charges, the Tenant will share proportionately in same, after deduction for all of Landlord’s expenses in obtaining any such refund. Landlord’s and Tenant’s obligations under this Section shall survive the expiration of the Term of this Lease.

The term “Direct Expense” shall not include any income tax of Landlord, any capital expenditure by Landlord, any depreciation on the Building or any depreciation on equipment therein, interest, or real estate broker’s commission for any sale or for securing the execution of any lease.

Tenant may, at Tenant’s expense, audit Landlord’s records and all information pertaining to Direct Expenses in order to verify the accuracy of Landlord’s determination of the Tenant’s proportionate share provided that:

(i) Tenant must give notice to Landlord of its election to undertake said audit within Sixty (60) days after receipt of the Statement of Additional Rents (as hereinafter defined in Section 2.04);

(ii) Such audit will be conducted only during regular business hours at the office where Landlord maintains records of Direct Expenses and only after Tenant gives Landlord fourteen (14) days’ advance written notice;

(iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant No such audit shall be conducted by Tenant if any other tenant of the Building has conducted an independent audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of such audit as long as such audit was conducted by an independent auditor reasonably satisfactory to Tenant;

(iv) No audit shall be conducted at any time that Tenant is in monetary default of any of the terms of this Lease or at any time that a non-monetary Event of Default (as hereinafter defined) exists;

(v) No subtenant or assignee shall have any right to conduct an audit;

(vi) Such audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any amounts due under the terms of this Lease pending resolution of any contest arising from the audit; and

(vii) Such audit shall be conducted by an independent, licensed accountant who is not compensated on a contingency fee basis.

Within thirty (30) days after Tenant’s receipt of such audit, Tenant must give notice to Landlord of any disputed amounts and identify all items contested in Landlord’s Statement of Additional Rents. If Landlord and Tenant cannot agree upon any such item as to which Tenant shall have given such notice, the dispute shall be resolved by an audit, by a major accounting firm mutually acceptable to Landlord and Tenant and the cost of said audit shall be paid by the non-prevailing party; provided however, Tenant will not be considered the “prevailing party” for purposes of this paragraph unless the accounting firm’s audit reveals an overcharge by Landlord in excess of twenty percent (20%) of the Tenant’s proportionate share for the particular calendar year in question.

Any adjustment required as a result of any audit shall be paid by the party who owes the adjustment within thirty (30) days of the owing party’s receipt of the audit.

SECTION 2.02. - ADDITIONAL RENT - CERTAIN TAXES

Tenant shall further pay as Additional Rent any sales or use tax imposed on rents due from Tenant (other than City, State or Federal Income Tax), and to the fullest extent lawful, any tax on rents in lieu of ad valorem taxes on the Building or Lot, even though laws imposing such taxes attempt to require Landlord to pay the same.

SECTION 2.03 - NOTICE

Landlord shall, prior to April 1 of each year ~~from time to time~~ send to Tenant, in writing, a statement of the amount of any of ~~Cost of Living Increase,~~ Tenant’s share of Direct Expenses and any applicable taxes or rents payable by Tenant for the prior calendar year under Sections 2.01, 2.02, or 2.03 hereof (the “Statement of Additional Rents”).

SECTION 2.03. - PAYMENT IN ADVANCE

Tenant shall pay to Landlord each month, one twelfth (1/12) of the amounts, if any, reasonably computed by Landlord to be Tenant’s anticipated annual charges for Additional Rent, in anticipation of Additional Rent due for the then current calendar year and all such monthly payments shall be applied to Tenant’s Additional Rent for the then current calendar year. Should the Statement of Additional Rents show that Tenant’s share of Direct Expenses differ from Landlord’s estimate for the previous year, then the Landlord shall reimburse Tenant any overpaid amounts, or Tenant shall reimburse Landlord for any underpaid amounts, within thirty (30) days after Tenant’s receipt of the Statement of Additional Rents.

SECTION 2.04. - OTHER CHARGES TO BE TREATED AS RENTS

All charges, costs and sums required to be paid by Tenant to Landlord hereunder other than Minimum Annual Rent, including without limitation the charges, costs and sums set forth in this Article, shall be considered “Additional Rent” and shall be collectible by and with the same rights held by the Landlord for the collection of rents.

Article 3
LANDLORD’S WORK

SECTION 3.01. - TENANT’S ACCEPTANCE OF PREMISES

Tenant represents to the Landlord that it has examined and inspected the Demised Premises and finds them to be as represented by the Landlord and satisfactory for Tenant’s intended use and, to Tenant’s actual knowledge, free from existing violations of Section 4.02, subject to latent defects, to a punchlist agreed upon by Landlord and Tenant of items requiring repair by Landlord, and to Landlord’s Work. Tenant hereby accepts the Demised Premises “as is”. Any additional improvements to be performed by Landlord are separately identified in Exhibit B-2.

SECTION 3.02. - SCOPE OF LANDLORD’S WORK

Landlord shall, at its own expense, perform the additional work described as “Landlord’s Work” in EXHIBIT B-2 attached hereto and made a part hereof. It is expressly understood and agreed that Landlord’s obligation with respect to construction of the Demised Premises shall be limited to the scope of work described as Landlord’s Work in EXHIBIT B-2 and shall in no event include any work not described on EXHIBIT B-2 and shall not include the performance, procurement and/or installation of any other work, fixtures or equipment. At Landlord’s option, all Landlord’s Work shall constitute improvements to the Demised Premises and remain the property of the Landlord upon expiration of the Term of the Lease.

SECTION 3.03. - NOTICE OF COMPLETION OF LANDLORD’S WORK

Landlord shall notify Tenant upon completion of Landlord’s Work. Landlord and Tenant shall inspect the Landlord’s Work once completed and prepare a punchlist of items requiring repair which Landlord shall complete within thirty (30) days. ~~The Demised Premises shall be deemed “ready for occupancy” under the terms of this Lease if Landlord has substantially completed, in accordance with Exhibit B-2 attached hereto, Landlord’s Work which can be accomplished prior to and independently of any construction or installation required to be performed by Tenant. The occupancy or use by the Tenant of any of the improvements which are a part of Landlord’s Work shall be deemed conclusive evidence that Landlord’s Work has been substantially completed in accordance with EXHIBIT B-2.~~

~~The failure by Tenant to give notice within thirty (30) days of the delivery of possession of the Demised Premises specifying in detail those items of Landlord’s Work which are not then complete shall be deemed conclusive evidence that Tenant has accepted the Demised Premises with all items of Landlord’s Work completed.~~

SECTION 3.04. - TARGET COMPLETION DATE

The Landlord shall make commercially reasonable best efforts ~~exercise reasonable care~~ to cause the Landlord’s Work at the Demised Premises to be substantially complete on or prior to the date ninety (90) days after the Target Completion Date. The parties confirm and agree that the completion of Landlord’s Work may be delayed for reasons beyond the Landlord’s control, including those reasons commonly known as Force Majeure, and hereby agree that the Target Completion Date shall automatically be extended if and to the extent that any delays are encountered which are not within the control of the Landlord. Notwithstanding the foregoing, in the event Landlord’s Work is not completed within ~~NINETY (90)~~ Forty-Five (45) days following the Latest ~~Target~~ Completion Date, then Tenant shall have the option to terminate this Lease. ~~This Lease Agreement shall automatically become null and void and neither party hereby shall have any further rights or obligations~~ hereunder. Under no circumstances shall Landlord be liable to Tenant for any damages including, but not limited to direct, indirect, and consequential or incidental damages, which may be caused by any delay in commencing or completing its construction of the Demised Premises or for a total failure to complete same.

Article 4
USE OF THE PROPERTY BY THE TENANT

SECTION 4.01. - USE GENERALLY

Tenant may use the Demised Premises for the purposes stated in Section 1.03 hereof but for none other without Landlord’s prior written consent, provided, however, notwithstanding the generality of the foregoing, in no event shall Tenant make any use of the Demised Premises, the Lot, the Building or the Common Areas which is in violation of any applicable laws, ordinances, statutes, rules or regulations affecting the Demised Premises, the Lot, the Building or the Common Areas, including without limitation general rules and regulations proscribed from time to time by Landlord for the use of the Demised Premises, the Lot, the Building or the Common Areas and restrictions with respect to employee parking in designated employee parking areas as may be developed from time to time by Landlord and delivered to Tenant or posted on the Lot or Building insofar as they might relate to Tenant’s use and occupancy of the Demised Premises, nor may Tenant make any use of the Demised Premises not permitted by any present or future lawful restrictive covenants which apply to the Demised Premises, or which is or might constitute a nuisance, or which increases the property, casualty or other insurance premiums (or makes any such insurance unavailable to Landlord or other tenants) on the Lot and Building.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the parking lots and drives.

Tenant shall not permit its contractors, agents, employees, guests or invitees to place excessive loads on the floors of the Building. The maximum load shall not exceed Eight Hundred (800) pounds per square foot.

The Tenant will indemnify Landlord, it agents and employees, and will defend and hold Landlord, it’s agents and employees, harmless from and against any and all loss, cost, damage, liability, claim, cause of action, judgment or expense, including without limitation reasonable attorney’s fees and expenses, resulting or arising from Tenant’s use of the Demised Premises the Lot, the Building, the Common Areas or the Property, whether caused by Tenant or by its agents, servants, employees, independent contractors, invitees or licensees, including without limitation any and all claims and causes of action against, and any and all damages, liabilities, losses, costs or expenses, incurred by the Landlord and arising out of or in any way connected with the application to the Demised Premises of any current or future legislation relating to the presence of any oil, hazardous substances, or waste materials upon the Demised Premises, the Lot, the Building, or the Property. Tenant shall maintain and care for its personal property on the Demised Premises, insure the same and shall neither have nor make any claim against Landlord for any loss or damage to the same.

Tenant shall not allow any animals in the Demised Premises, the Lot, the Building, or the Property other than “seeing eye” dogs that are trained for and engaged in the assistance of one or more visually impaired individuals. Tenant shall not allow unusual odors, noise, vibration, or dust to emanate from the Demised Premises. Tenant shall not allow cooking in the Demised Premises other than by household type microwave.

SECTION 4.02. - HAZARDOUS WASTE AND RELATED MATTERS

The Tenant shall not permit any violation to exist under any federal, state or local laws, rules and regulations now or hereafter in effect with respect to oil, hazardous wastes or hazardous materials, or toxic substances, or the release or disposal thereof with respect to (i) the Building, the Common Areas or the Property which is caused by or in control of Tenant or Tenant’s agents, employees, contractors, guests, or invitees or (ii) the Demised Premises, which violation results from the activities of Tenant, its employees, agents, guests, licensees, or invitees. Tenant shall not use all or any portion of the Demised Premises, Building, Common Areas or Property for the generation, storage, treatment, use or disposal of any substance for which a license or permit is required by applicable North Carolina, federal or local laws, regulations or ordinances, without the prior written consent of the Landlord. The Tenant shall pay all such sums and take all such actions as may be required to avoid or discharge the imposition of any lien on (i) the Building, the Lot, the Common Areas or the Property which results from any act or circumstances caused by or in the control of Tenant or (ii) the Demised Premises.

(a) Neither the Tenant nor its contractors, agent, employees, guests or invitees shall:

(i)	generate (except with the proper written consent of the Landlord and in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Demised Premises, Lot, Building, the Common Areas or Property,
(ii)	store (except with the prior written consent of Landlord and in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Demised Premises, Lot, Building, Common Areas or Property; or
(iii)	directly or indirectly transport or arrange for the transport of any hazardous material or oil (except with the prior written consent of the Landlord and in compliance with all laws, ordinances, and. regulations pertaining thereto); on the Demised Premises, Lot, Building, Common Areas or Property.

(b) The Tenant shall indemnify Landlord and Landlord’s agents and employees, and defend and hold the Landlord, its agents and employees harmless for, from, and against any claim or cause of action brought or threatened against the Landlord by the Tenant, any guarantor or endorser of the obligation of Tenant, or any governmental agency or authority or any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) and any loss, cost, damage, and liability incurred by the Landlord, which results from the activities of the Tenant, its employees, agents, guests, licensees or invitees ~~on account of~~ or because of the failure by the Tenant to comply with the terms and provisions of this Section 4.02 of this Lease. This indemnification and hold harmless agreement shall survive any termination of this Lease.

Failure of Tenant to comply with any provision of this Section 4.02 of the Lease shall be an Event of Default under this Lease.

SECTION 4.03. - PAYMENT FOR UTILITIES FOR DEMISED PREMISES

Tenant shall keep and maintain all utilities located in or exclusively serving the Demised Premises in good working order and operating condition and shall maintain an air temperature throughout the Demised Premises of at least 50 degrees Fahrenheit at all times. Tenant shall pay promptly and before any delinquency for nonpayment all charges for utilities serving the Demised Premises, including without limitation, electricity, gas, and telephone. In the event that any utilities are not separately metered for Tenant, Tenant shall pay its proper pro-rata portion of such utilities in common with others using such utilities off the same meter as Additional Rent. On request of Landlord or Tenant, Tenant’s use of any particular utility shall be determined by appropriate survey of Tenant’s equipment, by monitoring of submeters, or other method fairly evaluating Tenant’s use, and after such determination, Tenant’s charges for utilities uses surveyed shall be adjusted in accordance with such determinations. In the event Tenant’s use of any utilities on a common meter are irregular or disproportionate, either Landlord or Tenant shall have the option as to future charges to have installed at Tenant’s expense separate meters for the utilities in question.

Article 5
REPAIRS AND MAINTENANCE BY THE TENANT

SECTION 5.01. - REPAIRS AND MAINTENANCE

Tenant shall maintain, repair, or replace (and so deliver at the end of the Lease Term) each and every part of the Demised Premises, including without limitation, all interior glass, interior doorways and doors, interior walls, interior ceilings, interior floors, plumbing from the point at which it departs from the water or sewer mains, electrical, HVAC, fire protection sprinklers from the point at which they depart from the sprinkler main, and all equipment located within the Demised Premises, all equipment or other items on the roof that serve the Demised Premises, all equipment in the dock areas serving the Demised Premises (such as Tenant’s electrical services, gas services, etc.) and all equipment serving the dock areas that are part of the Demised Premises (including dock levelers, dock seals and rear canopies, but excluding the standard dock doors that are furnished by Landlord for each dock) in the same state of first class repair and condition as it had been on the Commencement Date, and shall make at Tenant’s sole cost and expense such replacements, restorations, renewals or repairs, in quality equivalent to the original work replaced, as may be required to so maintain the same, ordinary wear and tear only excepted, unless such unsatisfactory state of repair and condition is caused solely by the gross negligence or willful misconduct of the Landlord or Landlord’s employees, agents or contractors. Equipment servicing the Demised Premises that is located outside the Demised Premises shall be maintained by Tenant if it was installed by the Tenant or by the Landlord as part of Landlord’s Work (e.g. HVAC equipment located on the roof). Tenant shall make no exterior or interior alterations, except for (1) alterations ~~other than~~ as required pursuant to Tenant’s obligations to make repairs and maintain the Demised Premises; and (2) cosmetic, non-structural alterations, such as painting, carpeting, and wall papering, costing less than $10,000 per alteration or series of alterations (such alterations requiring written notice to Landlord, but not Landlord’s written consent), without Landlord’s prior written consent, and in any case, all work performed by Tenant shall be done in a good and workmanlike manner, and so as not to disturb or inconvenience other tenants in the Building or on the Property. Tenant shall not at any time permit any work to be performed on the Demised Premises except by duly licensed contractors or artisans, each of whom must carry general public liability insurance, in such amounts as are reasonably directed by Landlord and under which Landlord is an additional insured, certificates of which shall be furnished to Landlord. At no time may Tenant or Tenant’s contractors, agents or employees do any work that results in a claim of lien against the Demised Premises or any other property of the Landlord. Upon termination of the Lease or vacation of the Demised Premises by Tenant, Tenant shall restore at Tenant’s sole expense the Demised Premises to the same condition as existed at the completion of Landlord’s Work, ordinary wear and tear only excepted; provided, however, that Landlord may elect to require Tenant to leave alterations performed by Tenant.

Landlord warrants that the Demised Premises shall be free of defects in materials and workmanship for a period of one (I) year from the Commencement Date.

Article 6
REPAIRS, MAINTENANCE AND SERVICES BY THE LANDLORD

SECTION 6.01. - SERVICES TO THE DEMISED PREMISES

Landlord shall, subject to interruptions beyond Landlord’s control and to the scheduling of such services by providers, cause to be furnished to the Demised Premises the following connections: water and sewer connections in common with other Tenants, telephone line connections providing access to the local public telephone company, normal electrical connections, and natural gas connections.

SECTION 6.02. - LANDLORD’S REPAIRS

Landlord will maintain the foundations, water mains, sewer mains, sprinkler mains, structural and glass portions of the exterior shell of the Building, including the exterior roof, exterior walls, exterior windows and exterior doors of the Demised Premises, and landscaping and paving on the Common Areas in good order and repair. Notwithstanding the foregoing sentence, Tenant shall pay the costs of any such repairs caused by the acts of Tenant, its employees, agents, invitees, licensees, or contractors. Tenant agrees to give Landlord written notice of the necessity for any repairs required to be made by Landlord, and Landlord shall have a reasonable period of time thereafter to make such repairs. Nothing contained in this Section 6.02 shall be construed to preclude or prevent such repairs from being a part of the Direct Expenses, so long as the repairs are not capital expenses according to Generally Accepted Accounting Principles.

Article 7
common areas

SECTION 7.01. - DEFINITION OF COMMON AREAS

For purpose of this Lease, the term “Common Areas” shall mean all areas, improvements, space, equipment and special services in or adjacent to the Building or Lot provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including without limitation any existing or future entrance ways, exits, roads, parking lots, walkways and other common spaces in the Property from time to time designated as Common Areas by the Landlord.

SECTION 7.02. - USE OF COMMON AREAS

Provided there is no uncured Event of Default by Tenant under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, so much of the Common Areas as may be designated from time to time by the Landlord, subject, however to the terms and conditions of this Lease and to such rules and regulations for the use thereof as may be proscribed from time to time by Landlord.

SECTION 7.03. - CHANGES AND ALTERATIONS OF COMMON AREAS

The Landlord reserves the rights, at any time and from time to time to increase or decrease the size of and to alter the configuration of the Common Areas, provided that such alterations do not materially adversely affect Tenant’s access to the Demised Premises. In the event of any such change or alteration, Landlord shall not be liable to Tenant therefore, and Tenant shall not be entitled to any compensation or diminution or abatement of Monthly Minimum Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

Article 8
INSURANCE AND INDEMNITY

SECTION 8.01. - INSURANCE ON THE BUILDING AND CERTAIN IMPROVEMENTS

During the Term of this Lease and any extensions or renewals thereof, the Landlord shall maintain property and casualty insurance on the Building and on so much of the upfit and additional real and personal property improvements and appurtenances thereto as shall be installed by or at the expense of Landlord and constitute the property of Landlord. Such insurance shall provide fire and extended peril coverage and coverage against such further and additional perils as Landlord shall from time to time determine in its sole discretion to be appropriate.

The amount of any insurance premiums incurred by or accrued as an expense of Landlord in securing such coverage shall constitute a Direct Expense and the Tenant shall pay its allocable portion of such cost as a part of the Tenant’s share of Direct Expenses.

SECTION 8.02. - TENANT’S PUBLIC LIABILITY INSURANCE

Tenant shall, at all times during the Term hereof, at its sole cost and expense, procure and maintain in force and effect a valid and enforceable policy or policies of commercial public liability insurance issued by a company or companies from time to time approved by Landlord which companies must be authorized to issue insurance policies in North Carolina. Such policy or policies shall insure against loss, damage or liability for injury to or death of persons and loss or damage to property occurring from any cause whatsoever in, upon or about the Demised Premises including any adjoining sidewalks, passageways, parking areas, driveways and other Common Areas. Such policies of liability insurance shall name Landlord and its designated property manager as an additional insured and shall be in amounts and afford coverage against perils all as is reasonably required from time to time by Landlord. Coverage shall initially be in the single limit amount of ONE MILLION DOLLARS ($1,000,000.00).

SECTION 8.03. - INSURANCE RATING

Tenant will not conduct, or permit to be conducted, any activity, will not place any equipment or materials in or about the Demised Premises, Building, Lot, or Property, and will not take nor allow its contractors, employees, agents, guests or invitees to take any action which will, in any way, violate any requirement of Landlord’s insurance policies or which will increase the rate of property, casualty, liability or other insurance on the Demised Premises or on the Building or their operation, or which makes any property, casualty, liability or other insurance on the Demised Premises, Building, Lot or Common Areas unavailable to Landlord from companies acceptable to the Landlord. However, in the event the Tenant shall take any such action then, in addition to and not in limitation of any other rights pursuant to this Lease, the Landlord may require the Tenant, upon demand, to separately pay or reimburse to Landlord the amount of any increased insurance premiums attributable to such action which are in excess of those charged at the Commencement Date, resulting from such activity.

SECTION 8.04. - POLICIES OR CERTIFICATES OF INSURANCE

Tenant will furnish the Landlord prior to the delivery of the Demised Premises to Tenant, and thereafter not fewer than thirty (30) days prior to the expiration date of any expiring policies, certified copies of policies or certificates of insurance bearing notations evidencing the payment of premiums and evidencing the insurance coverage required to be carried by Tenant. Each policy and certificate shall contain an endorsement or provision requiring not fewer than thirty (30) days written notice to Landlord prior to the cancellation, diminution in the perils insured against or reduction of the amount of coverage of the particular policy in question.

SECTION 8.05. - INSURANCE OF TENANT’S PROPERTY

Tenant hereby acknowledges and agrees that it will secure and maintain insurance upon its fixtures, trade fixtures, personal property and any and all other property of the Tenant or of any third parties which may from time to time be stored or maintained in, on or around the Demised Premises and Building. Such insurance shall be maintained in such amounts as shall be necessary to cover the replacement cost thereof. Such insurance shall be issued by a company or companies satisfactory to Landlord and authorized to issue insurance policies in North Carolina.

All such policies shall include a waiver of subrogation of any and all claims against the Landlord. The Tenant hereby agrees that it will look solely to its insurance policies for recovery of any loss for any such property and further confirms and agrees that in no event will it make any claim against the Landlord for any loss to any such property and that it will indemnify and agrees to defend and hold the Landlord and Landlord’s agents and employees harmless from and against any claims, causes of action, damages, liabilities, costs, expenses, losses and expenses, including without limitation reasonable attorney’s fees, arising out of Tenant’s failure to maintain such insurance.

SECTION 8.06. - RELEASE

Landlord hereby releases Tenant, but only to the extent of Landlord’s insurance coverage, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Landlord’s insurance policies covering the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Tenant, its agents, employees; provided, this release shall be in effect only with respect to an insured loss and only so long as Landlord’s policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Landlord to recover under such policy. Landlord does not waive and hereby reserves the right to secure compensation from Tenant for any uninsured loss, any amounts not paid because of deductibles and other amounts not paid for any reason whatsoever.

Tenant hereby releases Landlord and Landlord’s agents and employees, but only to the extent of Tenant’s insurance coverage, including any deductible, from any liability for loss or damage caused by fire or any of the extended coverage perils included in Tenant’s insurance policies covering any property of Tenant stored at the Demised Premises and Building even if the insured peril shall be brought about by the default, negligence or other action of the Landlord, its agents, employees or any of them; provided, this release shall be in effect only with respect to an insured loss and only so long as Tenant’s policy applicable to such loss shall contain a clause to the effect that this release shall not affect the right of Tenant to recover under such policy.

SECTION 8.07. - INDEMNIFICATION

Tenant hereby indemnifies Landlord ~~and Landlord’s agents and~~ employees and agrees to defend hold the Landlord ~~and Landlord’s agents and~~ employees harmless from any and all claims, causes of action, damages, liabilities, costs, expenses, losses and expenses including without limitation reasonable attorney’s fees in connection with loss of life, personal injury, or damage to property arising from or out of any occurrence in, upon or at the Demised Premises or out of the occupancy or use by Tenant of the Demised Premises or Property or any part thereof, and occasioned wholly or in part by an act or omission of Tenant, its subtenants, concessionaires, agents, contractors, employees, invitees, or licensees, or any one or more of them.

SECTION 8.08. - NOTIFICATION

Tenant agrees to give Landlord prompt notice of any accidents or occurrences subject to the provisions of this Article 8.

Article 9
LANDLORD’S RESERVED RIGHTS

SECTION 9.01. - ALTERATIONS AND ADDITIONS TO BUILDINGS AND LOT

Landlord hereby reserves the right at any time and from time to time to make alterations or additions to the Building and Lot and to install, maintain, use, repair and replace pipes, ducts, conduits and wires located in the Demised Premises but serving other parts of the Building or Property; provided that such activities undertaken by Landlord do not materially interfere with Tenant’s use of the Demised Premises. Landlord’s right to make such alterations or additions shall include without limitation the rights to build additional stories onto the Building, to construct such parking facilities as may be necessary or desirable, and to comply with applicable laws.

It is understood and agreed that the description of the Demised Premises as set forth in EXHIBIT A hereof and the location of the Demised Premises in the Building shall be subject to such changes as may be certified by Landlord’s architect as necessary for engineering or architectural purposes for the construction of the improvements to be constructed thereon, so long as such changes do not materially change the Demised Premises or adversely affect access to the Demised Premises. Any such changes so certified shall not invalidate this Lease and the description and location of the Demised Premises shall be deemed to have been expressly modified and amended herein in accordance with such changes.

SECTION 9.02. - RELOCATION OF TENANT

The Landlord shall have the right from time to time during the Term to relocate the Demised Premises from their present location within the Building to another location within the Property having comparable quality and comparable rentable square footage, and which shall provide comparable proportions of office, lab and warehouse space, to the Demised Premises; provided that the Landlord gives the Tenant written notice of the Landlord’s intention to relocate at least ninety (90) days before undertaking such relocation. The Landlord shall pay all reasonable moving costs incurred by Tenant in connection with such move and shall perform, at its sole cost and expense, such work as shall be necessary to provide the relocated premises with improvements substantially similar to those improvements provided for the Demised Premises under the Landlord Work provisions of this Lease. Tenant agrees to provide an estimate of such moving costs within two (2) weeks of notification by Landlord. Upon the completion of such relocation, this Lease shall automatically cease to cover the space constituting the Demised Premises immediately before such relocation, and shall automatically thereafter cover the space to which the Demised Premises have been relocated, as aforesaid, all on the same terms and subject to the same conditions as those set forth in the provisions of this Lease as in effect immediately before such relocation, and all without the necessity of further action by either party hereto; provided, that each party hereto shall, promptly upon its receipt of a written request therefore from the other, enter into such amendment of this Lease as the requesting party considers reasonably necessary to move Tenant. Landlord shall use commercially reasonable efforts to avoid disrupting the business activities of Tenant during such relocation.

SECTION 9.03. - ACCESS TO DEMISED PREMISES

Landlord shall have the right, either itself or through its authorized agents, to enter the Demised Premises at all reasonable times, upon reasonable oral notice in the event of showing space to prospective tenants other than in the last six (6) months of the Term of this Lease, to examine the same, to show them to prospective tenants for other spaces in the Building or for the Demised Premises, to allow inspection by mortgagees, and to make such repairs, alterations, changes and inspections as Landlord deems necessary. In case of emergency, Landlord or Landlord’s authorized agent may access the Demised Premises at any time without any liability to the Tenant. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to Common Areas, provided Landlord by reasonable regulation may control such access for the comfort, convenience and protection of all tenants in the Building.

Tenant agrees to provide Landlord with two (2) keys to each lock in the Demised Premises.

SECTION 9.04. - LANDLORD’S RULES AND REGULATIONS

Landlord reserves the right to establish (and change from time to time) regulations it deems appropriate for the common use and benefit of all tenants, with which regulations Tenant shall comply.

SECTION 9.05. - WINDOW TREATMENTS, SIGNS, AND EXTERIOR APPEARANCE

Tenant may not erect, install, or display any sign, advertising material, or window treatment on any wall or window surface of the Demised Premises visible from the exterior or on the Building, without the prior written consent of the Landlord. All signage shall comply with the Southport Signage Standards attached hereto as Exhibit G and incorporated herein by reference. Tenant shall have the right to approve any signage erected, installed or displayed on the exterior of the Demised Premises by the Landlord. Landlord will not approve any signs, advertising material or window treatments which, in the sole discretion of the Landlord, are detrimental to the external appearance of the Building, Property or the Common Area. Landlord shall furnish, install, and maintain an individualized Tenant identification sign, built to Landlord’s specifications, on the facade of the Building. Landlord reserves the right, at any time, to change the name by which the Property or the Building is designated.

Landlord shall, at its expense relocate Tenant’s existing exterior signage located at 215 Southport Drive, Suite 300 Morrisville, North Carolina and install on the exterior of the Demised Premises in accordance to Landlord’s sign criteria (attached hereto as Exhibit G).

SECTION 9.06. - LANDLORD’S PERFORMANCE OF TENANT’S OBLIGATIONS

In the event the Tenant shall fail to discharge any duties and obligations hereunder imposed upon Tenant, the Landlord shall have the right, but not the obligation, to perform such duties or obligations and, in such event, the Landlord and its agents shall be entitled to receive as reimbursement from the Tenant, upon demand, an amount equal to One Hundred Twenty Percent (120%) of the total of all costs and expenses incurred by Landlord in performing such duties or obligations. Any such reimbursement and charge shall constitute Additional Rent hereunder.

Article 10
FINANCING AND REFINANCING

SECTION 10.01. - ESTOPPEL CERTIFICATE

Tenant will furnish to Landlord and/or to the holder or prospective holder of any mortgage or deed of trust from time to time encumbering the Demised Premises, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) the Lease is in full force and effect, that Landlord is in compliance with its respective obligations thereunder, and that Tenant has no offsets or claims against Landlord.

Tenant agrees to execute and deliver within ten (10) days after receipt thereof, an instrument of estoppel in the form or substantially in the form attached hereto as Exhibit D. In the event that Tenant refuses to or does not respond to Landlord’s request to execute any such estoppel certificate required by any mortgagee, assignee or certificate required by any mortgagee, assignee or purchaser as aforesaid within (10) calendar days, then Tenant shall be deemed to have irrevocably reviewed, accepted, executed and delivered said documents to Landlord and Landlord, any mortgagee, purchaser, assignee or other party may rely on same as if actually executed and delivered by Tenant unmodified. ~~Tenant hereby appoints Landlord as its true and lawful attorney to execute for and on behalf of Tenant the foregoing instrument of estoppel in the event Tenant does not execute and return the same within ten (10) days after its receipt of such instrument.~~

SECTION 10.02. - SECTION 10,02 - SUBORDINATION- ATTORNMENT

This Lease shall be deemed subject and subordinate to any mortgage or deed of trust which may heretofore or hereafter be executed by Landlord encumbering the Demised Premises and to all renewals, modifications or extensions thereof, provided Landlord’s lender agrees that it will not disturb Tenant’s tenancy so long as there is no Event of Default hereunder by Tenant The Landlord’s interest in this Lease may be assigned as security for any financing now or hereafter obtained by Landlord. In the event any proceedings are brought for foreclosure of any mortgage or deed of trust on the Demised Premises or for the exercise of any rights pursuant to any mortgage or deed of trust, upon demand, Tenant will attorn to the mortgagee, assignee or purchaser at a foreclosure sale as the case may be and will recognize such assignee, mortgagee or purchaser as Landlord, providing such assignee, mortgagee or purchaser agrees not to disturb Tenant’s possession so long as there is no Event of Default by Tenant under the terms of this Lease. Tenant agrees to execute and deliver within (10) calendar days after receipt thereof, a subordination, non-disturbance and attornment agreement in the form or substantially in the form annexed hereto as Exhibit E to Landlord ~~an Attornment, Subordination and Non-Disturbance Agreement in the form of substantially in the form attached hereto as Exhibit E~~ and incorporated herein by reference, for the purpose of evidencing the Tenant’s agreement to subordinate its interest as a tenant to the deed of trust lien of the holder of any deed of trust encumbering the Building. In the event that Tenant refuses to or does not respond to Landlord’s written request to execute any documents required by any deed of trust beneficiary, mortgagee, assignee or purchaser as aforesaid within ten calendar days, then Tenant shall be deemed to have irrevocably reviewed, accepted executed and delivered said documents to Landlord and Landlord, any mortgagee, purchaser, assignee or other party may rely on same as if actually executed and delivered by Tenant unmodified. ~~then Landlord shall, without any further action required on the part of the Tenant, be empowered as Tenant’s attorney-in-fact to deliver such documentation.~~

SECTION 10.03. - SECTION 10.03 - CERTAIN CHANGES FOR FINANCING

If Landlord seeks a loan on the Demised Premises, Lot, Building or Property and the proposed mortgagee requires as a condition of making the loan that this Lease be modified, Tenant agrees to enter into such modification agreement providing that the same does not increase the charges to Tenant, does not vary the areas demised, does not change the Term of Tenant’s Lease and does not materially increase Tenant’s obligations, duties or covenants under this Lease.

Article 11
DESTRUCTION OR CONDEMNATION

SECTION 11.01. - DESTRUCTION OF PREMISES

If the Demised Premises are totally destroyed by fire or other casualty not resulting from the wrongful or negligent act of Tenant, either Landlord or Tenant may by written notice, given not later than thirty (30) days after the date of such total destruction, terminate this Lease, in which event rent paid for the period beyond the date of destruction shall be refunded to Tenant. If there is not total destruction and Tenant reasonably is required to close operation during repairs, Monthly Minimum Rent and monthly installments of Tenant’s share of Direct Expenses shall abate while so closed, but if Tenant is able to continue its operations during repairs, Monthly Minimum Rent and monthly installments of Tenant’s share of Direct Expenses shall be adjusted and prorated in the proportion which the area of unusable leased space bears to the total Demised Premises, providing that Landlord shall not in such case have any liability for losses claimed by Tenant. However, if: (i) the damages are such that Landlord concludes that restoration cannot be completed within one hundred and fifty (150) days; or (ii) less than ten percent (10%) of the Lease Term remains; or (iii) in Landlord’s judgment, the cost of restoration will exceed the amount of the cumulative Monthly Minimum Rent due from the Tenant for the next twelve calendar months succeeding the date of the casualty; or (iv) insurance carried by Landlord is insufficient to restore the Demised Premises, Landlord may at its option terminate this Lease. If the Demised Premises are damaged by cause due to fault or neglect of Tenant, its agents, employees, invitees, or licensees, there shall be no apportionment or abatement of any rent. Landlord shall not be required to restore fixtures or improvements made or owned by Tenant that were not part of Landlord’s Work or subsequently constructed in the Demised Premises by Landlord as part of the Landlord’s work or other Lease terms.

SECTION 11.02. - CONDEMNATION

If the whole or more than twenty per cent (20%) of the Demised Premises is taken by any governmental agency or corporation vested with the right of exercise of eminent domain, whether such taking be effected by Court action or by settlement with the agency exercising or threatening to exercise such power and if the property so taken renders the remainder of the Demised Premises unfit for the use thereof by Tenant, then Tenant shall have the option to terminate this Lease, which option must be exercised by notice in writing, received by Landlord within sixty (60) days of such taking. If the Tenant shall not elect to terminate, or if the taking does not interfere with Tenant’s use of the Demised Premises to the extent Tenant does not have an option to terminate, there shall be an adjustment of all rents reflecting on a pro-rata basis any reduction in the Demised Premises.

If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of the Lease shall cease and terminate as of the date of title vesting in such public or quasi-public entity and all rents shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired Term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Demised Premises unsuitable for the business of the Tenant, the Landlord shall promptly restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect with the rents proportionally adjusted.

If the whole, or a substantial part, as determined by Landlord in its sole discretion, of the common parking areas shall be acquired or condemned as aforesaid, then the term of this Lease shall cease and terminate as of the date of title vesting in such public or quasi-public entity unless Landlord shall take immediate steps to provide other suitable parking facilities. In the event that Landlord shall provide such other parking facilities, then this Lease shall continue in full force and effect without any reduction or abatement of rent.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment, provided such award to Tenant does not reduce the Landlord’s award.

Article 12
DEFAULT BY TENANT AND LANDLORD’S REMEDIES

SECTION 12.01. - EVENTS OF DEFAULT

For purposes of this Lease, the occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Tenant fails to pay any Monthly Minimum Rent, Additional Rent or other monetary payments ~~as and when provided in this Lease~~, within five (5) days after receipt of written notice from Landlord that Landlord has not received any such payment when due as and when provided for in this Lease; or

(b) Tenant breaches any other covenant, term, condition, agreement or obligation herein set forth and shall fail to cure such breach within ten (10) days after written notice; or if it cannot reasonably be cured within ten (10) days, such longer period as may be reasonably required provided that Tenant diligently commences and pursues the cure of such breach;

(c) The Assignment by Tenant of all or any part of its property for the benefit of creditors;

(d) The levy or execution, attachment, or taking of property, assets, or the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt, or claim;

(e) The filing by Tenant of any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar actions), either in state or federal court; or

(f) The filing against Tenant of any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar actions), either in state or federal court; which is not dismissed within sixty (60) days.

Upon the occurrence of any Event of Default, Landlord shall be entitled by written notice to the Tenant to either (i) terminate the Term hereof or (ii) to terminate Tenant’s right to possession or occupancy only, without terminating the Term of this Lease. Unless the Term is specifically terminated by notice in writing, it shall be assumed that the Landlord has elected to terminate possession only, without terminating the Term.

Upon the occurrence of any Event of Default hereunder, Landlord shall act in a commercially reasonable manner to mitigate its damages. The remedies of terminating the Term and of terminating possession shall be in addition to and not in limitation of any rights otherwise available to the Landlord and the exercise by Landlord of any such rights shall not preclude the exercise of any other rights available to the Landlord at law or in equity.

SECTION 12.02. - LANDLORD’S RIGHTS ON TERMINATION OF TERM OR POSSESSION

Upon any termination of the Term hereof, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession or occupancy only, without terminating the Term hereof, Tenant shall surrender possession and vacate the Demised Premises and shall deliver possession thereof to the Landlord; and Tenant hereby grants to Landlord full and free license to enter into and upon the Demised Premises in such event and with or without process of law to repossess the Demised Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying the Demised Premises and to remove therefrom any and all property, using for such purpose such force as may be necessary without being guilty of or liable for trespass, eviction or forcible entry or detainer and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law.

Except as otherwise expressly provided in this Lease, Tenant hereby expressly waives any right to service and demand for payment of rent or for possession of the Demised Premises or to reenter the Demised Premises, including any and every form of demand and notice prescribed by any statute or any other law.

If Landlord elects to terminate Tenant’s right to possession only as above provided, without terminating the Term hereof, Landlord at its option may enter into the Demised Premises, remove Tenant’s property and other evidences of tenancy and take and hold possession thereof without such entry and possession terminating the Term hereof and without releasing Tenant from its obligation to pay rents herein reserved for the full Term hereof. Upon and after entry into possession without terminating such obligations, Landlord may, but shall not be obligated to, relet the Demised Premises, or any part for the account of Tenant to any person, firm or corporation for such rent, for such time, and upon such terms as Landlord in its sole discretion shall determine. If any rent collected by Landlord upon any such reletting for Tenant’s account is not sufficient to pay monthly the full amount of the rent herein reserved, (including Monthly Minimum Rent, Additional Rent, and other charges), and not theretofore paid by Tenant, together with the costs of any brokerage fees, repairs, alterations, or redecoration necessary for such reletting, Tenant shall pay to Landlord the amount of each deficiency upon demand, and if the rent so collected from such reletting is more than enough to pay the full amount of the rents reserved hereunder and all of the aforementioned costs, Landlord shall be entitled to retain such excess. Notwithstanding any termination of the right to possession without termination of the Term, the Landlord expressly reserves the right, at any time after the termination of possession, to terminate the Term of this Lease by notice of such termination to Tenant.

Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, agrees peaceably to surrender to Landlord the Demised Premises in broom-clean condition and in good repair, subject to damage to casualty and repairs that are the responsibility of Landlord. In the event Tenant shall fail to leave the Demised Premises upon expiration or termination of this Lease, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, as rents for all the time Tenant shall so retain possession of the Demised Premises, or any part thereof, an amount equal to One Hundred Fifty Twenty-Five Percent (440125%) of the Monthly Minimum Rent and Additional Rent as applied to such period.

Article 13
MISCELLANEOUS PROVISIONS

SECTION 13.01. - ASSIGNMENT OF LEASE - SUBLEASE

Tenant may not assign or encumber this Lease, and may not sublet any part or all of the Demised Premises without the written consent of Landlord, which Landlord shall not unreasonably withhold, ~~may-either-grant or-withhold in its sole discretion-~~ Notwithstanding the foregoing, Landlord’s withholding of its consent shall be reasonable if the assignee or sublessee proposed by Tenant conducts a business that is incompatible with the Property and its tenants, or the proposed assignee or sublessee is at that time a tenant or occupant of any portion of the Property. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to a further change) shall not relieve Tenant of any of its obligations hereunder. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant expressly recognizes that Landlord’s title is paramount, and that it can do nothing to affect or impair Landlord’s title.

Notwithstanding anything to the contrary contained in this Section 13.01, Tenant may assign this Lease or sublet the Demised Premises without Landlord’s consent (provided that Tenant shall provide written notice thereof to the Landlord) to: (a) any entity resulting from a merger or consolidation to which Tenant is a party; or (b) any entity which purchases all or substantially all of Tenant’s assets or business. Tenant shall not be released from any of its obligations hereunder by any such assignment or subletting.

SECTION 13.02. - QUIET ENJOYMENT

If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Demised Premises during the Term hereof, providing that no action of Landlord in work in other space in the Building, on other areas of the Lot or Property, or in repairing or restoring the Demised Premises, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to Term, rent payable, or other obligations to perform. However, Landlord shall not be responsible or liable to Tenant for injury or damage resulting from acts or omissions of persons occupying property adjacent to the Demised Premises or any part of the Building in which the Demised Premises are a part, or for injury or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer, sprinkler or steam pipes, except to the extent such loss or damage arises from the willful misconduct or gross negligence of Landlord.

SECTION 13.03. - SECURITY DEPOSIT

In the event that Tenant pays to Landlord a security deposit (“Security Deposit”) in accordance with Section 6 of Exhibit C to this Lease, then Landlord shall retain the Security Deposit as additional security for the performance by Tenant of each of its obligations hereunder. If Tenant fails at any time to perform its obligations, Landlord may at its option apply said deposit or so much thereof as is required, to cure Tenant’s failure to perform, but if prior to the termination of this Lease, Landlord depletes said deposit in whole or in part, Tenant shall immediately restore the amount so used by Landlord, the obligation to so restore to be regarded as the obligation to pay Additional Rent. This deposit shall not bear interest, and unless the Landlord uses the same to cure an Event of Default of Tenant, or to restore the Demised Premises to the condition that Tenant is required to leave them at the conclusion of the Term, Landlord shall, within thirty (30) days of the termination of the Lease, refund to Tenant, so much of the deposit as it continues to hold. If Landlord transfers its interest in the Demised Premises during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

SECTION 13.04. - NOTICES

Any notices which Landlord or Tenant is required or desires to give to the other shall be deemed sufficiently given or rendered if, in writing, delivered personally, sent by certified or registered mail, postage prepaid, or deposited with a nationally recognized overnight courier service for overnight delivery to the address listed after the respective signatures on the last page of this Lease.

Any notice given herein shall be deemed delivered when delivered personally, when the return receipt therefore is signed or refusal to accept the mailing by the addressee is noted thereon by the postal authorities or by the overnight delivery company, as applicable.

SECTION 13.05. - LIABILITY OF LANDLORD

In the event Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, Tenant covenants and agrees to look solely to Landlord’s estate and interest in the Demised Premises and the Lot on which the Demised Premises are located for any recovery of money judgment from Landlord from and after the date of this Lease. In no event is Landlord, its officers or employees or an individual member, shareholder, general or limited partner of Landlord, or any successor in interest thereof, ever to be personally liable for any such judgment.

SECTION 13.06. - SALE BY LANDLORD

The Landlord may at any time assign or transfer its interest as Landlord or may sell or transfer its interest in all or part of the Property of which the Demised Premises is a part without affecting any obligations of Tenant hereunder. The term Landlord as used in this Lease so far as the covenants and obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of the Demised Premises at the time in question and in the event of any transfer or conveyance of the Landlord’s title to such property, other than by an assignment for security only, the grantee shall automatically be substituted and the grantor shall automatically be released from any and all liability arising with respect to the performance of any covenants or obligations after the effective date of any such sale.

SECTION 13.07. - BROKERAGE

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, other than Dee Creech of NAI Carolantic Realty and covenants to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

SECTION 13.08. - PARKING

Landlord shall provide Tenant with twenty-one (21) unassigned parking spaces at no additional charge, for the nonexclusive use of Tenant and its employees and visitors, in common with other tenants of the Building and their visitors. Tenant and its visitors may not use more than the above designated number of parking spaces at any one time. If Landlord incurs additional expenses in monitoring the parking of Tenants employees and visitors, then Tenant shall pay to Landlord as additional rent the amount of such additional expenses upon Landlords written demand therefor.

Landlord shall mark and designate three spaces as “VISITOR” spaces in front of the Building. The spaces will not be marked and designated exclusively for Tenant’s visitors and Landlord shall have no obligation or responsibility to monitor the use of the spaces marked and designated as “VISITOR” spaces or to take any action to assure that the “VISITOR” spaces are used exclusively by Tenant’s visitors.

Additional dedicated parking spaces can be designated adjacent to the Demised Premises in the Tenant’s dock area. The number of dedicated parking spaces will depend upon the manner in which Tenant uses its dock area. Dedicated parking spaces must be designed to meet all local, state and federal codes and regulations, and comply with Landlord’s rules and regulations.

SECTION 13.09. - ROOF AND WALLS

Landlord shall have the exclusive right to use all or any part of the roof of the Building for any purpose; to erect other structures over all of any part of the Building; and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Demised Premises, provided that access to the Demised Premises shall not be denied or materially impaired.

SECTION 13.10. - SPECIAL PROVISIONS - EXHIBIT C

Notwithstanding any contrary provisions hereof, the provisions, if any contained within Exhibit C constitute special provisions and agreements of the parties which shall supersede any provisions of this Lease which are inconsistent with the provisions stated within Exhibit C.

SECTION 13.11. - GENERAL RULES FOR INTERPRETING THIS LEASE

Headings of paragraphs are for convenience only and shall not be considered in construing the meaning of the contents of such paragraph.

The acceptance of rentals and other payments by Landlord for any period or periods after an Event of Default shall not be deemed a waiver of any rights on the part of the Landlord, including without limitation the right to terminate this Lease for any Event of Default. No waiver by Landlord of any of the terms or conditions of this Lease shall be construed as a waiver by Landlord of any subsequent Event of Default.

The invalidity of any provision of this Lease shall not have any effect on the balance hereof.

Should Landlord or Tenant institute any legal proceedings against the other for breach of any provision herein contained, and prevail in such action, the non-prevailing party shall in addition be liable for the reasonable costs and expenses of the prevailing party, including its reasonable attorney’s fees.

This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

This Lease is executed with the express intent and understanding that it shall supersede any and all prior discussions and or agreements between the parties hereto, it being understood and agreed that the Lease contains the entire understanding and agreement concerning the Lease of the Demised Premises described herein.

Changes and amendments to this Lease shall be in writing signed by the party affected by such change or amendment.

This Lease may not be recorded without Landlord’s prior written consent, but Tenant agrees on request of Landlord to execute a memorandum hereof for recording purposes.

The singular shall include the plural, and the masculine or neuter includes the other.

This Lease shall be construed under the laws of the State of North Carolina.

SECTION 13.12. - LANDLORD’S SECURITY INTEREST - Intentionally Deleted

~~Upon an Event of Default, in addition to any lien for rent available to the Landlord, the Landlord shall have and the Tenant hereby grants to the Landlord, a continuing security interest securing all rent and other sums of money becoming due hereunder from the Tenant upon all of the Tenant’s accounts receivable, inventory, equipment and all other personal property located on the Demised Premises, none of which may be removed from the Demised Premises without the Landlord’s express, written consent so long as any rent or other such sum from time to time owed to the Landlord hereunder remain unpaid or another uncured Event of Default has occurred. On the occurrence of an Event of Default, the Landlord shall have, in addition to any other remedies provided herein or by law, all of the rights and remedies afforded to secured parties under the provisions of the law, all of the rights and remedies afforded to secured parties under the provisions of the Uniform Commercial Code, as codified in North Carolina (hereinafter referred to as “the Code”), including by way of example rather than of limitation (a) the right to sell the Tenant’s said property at public or private sale upon ten (10) days’ notice to the Tenant, and (b) the right to take possession of such property without resort to judicial process in accordance with the Code. The Tenant shall, on its receipt of a writte43n request therefore from the Landlord, execute such financing statements and other instruments as are necessary or desirable, in the Landlord’s judgment, to perfect such security interest. Landlord may file on Tenant’s behalf financing statements and amendments thereto in such form as may be reasonably acceptable to Landlord to cover collateral described in this Lease and proceeds thereof.~~

SECTION 13.13. - FORCE MAJEURE

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of weather, acts of war, civil disturbances, riots, utilities failures, transportation shortages, governmental or military restrictions or orders, acts of God, scarcity of labor or materials, strikes, fire, natural disaster, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Monthly Minimum Rent, Additional Rent or any other sums, monies, costs, charges or expenses required by this Lease.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK THE FOLLOWING PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

LANDLORD:
Southport Business Park Limited Partnership,

BY:	Southport Business Park Investors Corporation, General Partner

/s/ Robert T. Karp
Robert T. Karp
Vice President

ADDRESS FOR LANDLORD FOR NOTICES UNDER LEASE:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP
101 Southcenter Court, Suite 1100
Morrisville, NC 27560
ATTN: Mr. Mitchell K. Adams

GENERAL COUNSEL
General Investment & Development Co.
600 Atlantic Avenue, Suite 2000
Boston, MA 02210
ATTN: Mr. Robert S. Farrington, Esq.

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TENANT:

Gentris Corporation a Delaware corporation

By:	/s/ Michael P. Murphy
Michael P. Murphy,
President

ADDRESS FOR TENANT FOR NOTICES UNDER THIS LEASE:

Mr. Michael P. Murphy
133 Southcenter Court
Suite 400
Morrisville, N.C. 27560

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EXHIBIT A – DEMISED PREMISES

[Intentionally omitted]

EXHIBIT B – IMPROVEMENTS TO THE DEMISED PREMISES

[Intentionally omitted]

EXHIBIT C – SPECIAL PROVISIONS

[Intentionally omitted]

EXHIBIT D – TENANT ESTOPPEL CERTIFICATE

[Intentionally omitted]

EXHIBIT E – ATTORNMENT, SUBORDINATION AND NON-DISTURBANCE AGREEMENT

[Intentionally omitted]

EXHIBIT F – ACCEPTANCE OF DEMISED PREMISES MEMORANDUM

[Intentionally omitted]

EXHIBIT G – SOUTHPORT SIGNAGE CRITERIA

[Intentionally omitted]